SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 16, 2011

Date of report (Date of earliest event reported)
SurModics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-23837	41-1356149

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9924 West 74th Street Eden Prairie, Minnesota	55344

(Address of Principal Executive Offices)	(Zip Code)
(952) 829-2700

(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) Effective February 16, 2011, the employment of Eugene C. Rusch, Vice President, Manufacturing of SurModics, Inc. (the “Company”) ended. In connection with the end of his employment, the Company entered into an agreement (the “Separation Agreement”) with Mr. Rusch pursuant to which Mr. Rusch will be entitled to receive, subject to applicable rescission periods, (a) a separation payment equal to six (6) months base salary; (b) a payment of $100,000 required under the Company’s previously disclosed employee retention program for certain of its employees; (c) a payment equal in amount to the cost of COBRA coverage for six (6) months; and (d) continued reimbursement of certain other expenses related to Mr. Rusch’s temporary living arrangements provided pursuant to the terms of his offer letter. In addition, under the Separation Agreement, Mr. Rusch agreed to release the Company and its related persons from, among other things, any claims Mr. Rusch may have against such persons relating to his employment with the Company or the termination thereof.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURMODICS, INC.
Date: February 17, 2011	/s/ Bryan K. Phillips
Bryan K. Phillips
Sr. Vice President, General Counsel & Secretary